EXHIBIT 5

             OPINION OF SIMS MOSS KLINE & DAVIS LLP

January 9, 2003
Innovo Group Inc.
5900 S. Eastern Ave., Suite 104
Commerce, CA 90040


Re:	Registration Statement on Form S-8 Relating to Innovo Group Inc.'s
2000 Employee Stock Incentive Plan, as amended, the 2000 Director Stock Incentive Plan, as amended, the Furrow Non-Qualified Stock Option and the Anderson Non-Qualified Stock Option

Gentlemen:

With  respect  to   the   Registration  Statement   on  Form  S-8  (the
"Registration  Statement"),  filed  by  Innovo Group, Inc., a  Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,150,000 shares of the Company's common stock, par value $0.10 per share, for issuance of 1,500,000 shares pursuant to the Company's 2000 Employee Stock Incentive Plan, as amended, and the 2000 Director Stock Incentive Plan, as amended (collectively the "Plans") and for the issuance of 650,000 shares pursuant to non-qualified stock options issued outside of the Plans, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 2,150,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefore in accordance with the terms state in the Plans and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable; provided, however, as regards to 200,000 shares subject to options that have not yet been approved by the company's stockholders that said stockholder approval must be obtained prior to exercise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                 Sincerely,

                                 SIMS MOSS KLINE & DAVIS LLP


                                 By: /s/ Gilbert H. Davis
                                     --------------------
                                     Gilbert H. Davis